SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 27, 2004

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition

    On April 27, 2004, Community Trust Bancorp, Inc. (the “Company”) will be holding its 2004 Annual Meeting of Shareholders. In connection with this meeting, a presentation will be made by the Company's Vice Chairman, President and CEO, Jean R. Hale, that is accompanied by a series of slides. These slides include information relating to the Company’s 2003 and first quarter 2004 financial results. A copy of these slides is attached hereto as Exhibit 99.1.

    The information included in the slides relating to the Company’s goals and first quarter 2004 financial results is being furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition,” of Form 8-K.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	April 27, 2004	/s/ Jean R. Hale

Jean R. Hale
Vice Chairman, President and Chief Executive Officer